OMNIBUS AMENDMENT

         This Omnibus Amendment (this "Supplement"), dated as of July 29, 2005, by and between IT&E INTERNATIONAL GROUP, INC., a Nevada corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "Purchaser"), amends that certain Securities Purchase Agreement, dated as of October 18, 2004, by and between the Company and Purchaser (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"); that certain Registration Rights Agreement, dated as of October 18, 2004, by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"); and that certain Secured Convertible Term Note, dated as of October 18, 2004, by the Company in favor of Purchaser for the total principal amount of $5,000,000 (as amended, modified or supplemented from time to time, the "Note"); the Restricted Account Side Letter, dated as of October 18, 2004, by and between the Company and Purchaser (the "Restricted Account Side Letter", collectively, with the Securities Purchase Agreement, the Related Agreements (as defined in the Securities Purchase Agreement), the Note, and the Registration Rights Agreement, the "Funding Documents"). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

                                    PREAMBLE

         WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan the Company a total principal amount of $5,000,000 ("Loan Amount"), $2,500,000 of which was funded to the Company on October 18, 2004 and the remaining $2,500,000 of which was funded to the Restricted Account (as defined in the Securities Purchase Agreement); on April 14, 2005, the Purchaser agreed to release to the Company an $500,000 from the Restricted Account; the Note is convertible into shares of the Company's common stock (the "Note Shares") at an initial fixed conversion price of $1.00;

         WHEREAS, pursuant to the Funding Documents, the Company agreed to register the Note Shares and Warrant Shares;

         WHEREAS, in connection with the Funding Documents, the Purchaser was granted a warrant to purchase 1,924,000 shares the Company's common stock (the "Warrant");

         WHEREAS, pursuant to the terms of the Funding Documents, the Company filed a registration statement with the United States Securities and Exchange Commission ("SEC") on November 17, 2004 (the "Registration Statement");

         WHEREAS, the SEC has determined that the Purchaser is not irrevocably bound to purchase the Note Shares attributable to the conversion of the Loan Amount held in the Restricted Account and therefore the shares attributable to the conversion of such amount may not be registered until the Purchaser is irrevocably bound to purchase such Note Shares; and

         WHEREAS, the Purchaser and the Company desire to amend the transactions contemplated by the Funding Documents, to release, as of the date hereof, the sum of $2,039,233.32 representing all of the funds held in the Restricted Account as of the date hereof, which such funds shall be disbursed as follows:
(a) $1,911,164.20 will be wired to the Company or as otherwise directed by the Company; and (b) $128,069.12 will be wired to the Purchaser in payment of accrued and unpaid interest on the Note through the date hereof, such payments to be made without applicable penalty or premium;

         WHEREAS, the Company and the Purchaser have agreed to make certain changes to the Note and the Registration Rights Agreement as set forth herein; and

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Terms of this Supplement; Release.

               1.1 Release of Funds and Prepayment. As of the date hereof, the Purchaser shall release, the sum of $2,039,233.32 (the "Funds") representing all of the funds held in the Restricted Account as of the date hereof, which such funds will be disbursed as follows: (a) $1,911,164.20 will be wired to the Company or as otherwise directed by the Company; and (b) $128,069.12 will be wired to the Purchaser in payment of accrued and unpaid interest on the Note through the date hereof. Upon release of the Funds from the Restricted Account, the Restricted Account shall be closed and the Restricted Account Agreement and the Restricted Account Side Letter shall be deemed automatically terminated without further action by either party hereto.

               1.2 References to Restricted Account or the Restricted Account Side Letter. All references to the Restricted Account or the Restricted Account Side Letter contained in any of the (i) Securities Purchase Agreement, and (ii) the Related Agreements referred to in the Purchase Agreement, are hereby deleted and of no further force or effect.

          2. Amendments.

               2.1 The Registration Rights Agreement. The Purchaser and the Company hereby amend the Registration Rights Agreement to delete the defined term "Effectiveness Date" contained therein and in their stead, to insert the following definition in lieu thereof:

                              "Effectiveness Date" means (i) with respect to the
               initial Registration Statement required to be filed hereunder, August 31, 2005 and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

         The Purchaser and the Company hereby agree and confirm that other than as set forth herein, the terms of the Registration Rights Agreement otherwise remain in full force and effect and, and without modification thereto.

               2.2 Amended and Restated Secured Convertible Term Note. The Company shall issue the Purchaser an Amended and Restated Secured Convertible Term Note (the "Amended and Restated Note") that is attached and incorporated herein as Exhibit A in substitution and not in satisfaction of the Note. The Amended and Restated Note shall include the following changes:

                              2.2.1 Amortizing Principal Amount. The "Amortizing
               Principal Amount" shall be $5,000,000 of which amount, $2,500,000 was funded to the Company on October 18, 2004, $500,000 was funded to the Company on April 14, 2004 and the remaining $2,000,000 was funded to the Company on the date hereof.

                              2.2.2  Monthly  Amount.   The  "Monthly  Principal
               Amount" shall be $176,923.08.

                              2.2.3   Fixed   Conversion   Price.   The   "Fixed
               Conversion Price" shall be $0.2445.

               2.3 Filing of Supplement. The Company hereby agrees to, on or prior to August 31, 2005, file a Rule 424(b) supplement (the "Registration Statement Supplement") to its Registration Statements with the Securities and Exchange Commission (the "SEC") relating to the amendment and restatement of the Note and the warrants issued in connection therewith (the "Existing Registration Statement"), which Registration Statement Supplement states the amended Fixed Conversion Price applicable to the Amended and Restated Note as set forth in
Section 3.2 of this Supplement.

               2.4 Additional Registration. The Purchaser and the Company hereby agree that, notwithstanding any prior agreement to the contrary, the shares of Common Stock issuable as a result of the amendment and restatement of the Note set forth in Section 3.2 hereof and the change to the fixed conversion price to the Note as a result thereof, shall be registered in the Company's next registration statement on Form SB-2 (or such other appropriate form, excluding a Form S-8); provided, however, that the Company shall register such shares on a date no later than September 1, 2005 (the "Filing Date"); provided, further, that the Filing Date shall be deemed to be a "Filing Date" as defined in Section 1 of the Registration Rights Agreement.

          3. Acknowledgments and Agreements with respect to various Related Agreements.

               3.1 For the avoidance of doubt, the Company hereby acknowledges and confirms its due authorization, execution and delivery of the Securities Purchase Agreement and all Related Agreements referred to therein (each as amended, restated, modified and/or supplemented through and including the date hereof) to which it is a party, including all instruments, financing statements, agreements, certificates and documents executed and delivered in connection therewith, and hereby ratifies all actions heretofore taken in connection therewith, including, without limitation, the acknowledgement, ratification and confirmation of the grant by the Company to the Purchaser of a security interest and charge, to the extent applicable, in the assets of the Company as more specifically set forth in the Securities Purchase Agreement and the Related Agreements referred to therein;

               3.2 The Company further acknowledges, ratifies and confirms that the obligations and liabilities under the Amended and Restated Note constitute "Obligations" under the Master Security Agreement and the term "Obligations" under the Master Security Agreement include, without limitation, all obligations and liabilities of the Credit Parties to the Purchaser under the Securities Purchase Agreement and the Related Agreements (as defined therein) and all other obligations and liabilities of the undersigned to the Purchaser (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent.

          4. Miscellaneous.

               4.1 This Supplement shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

               4.2 Except as specifically set forth in this Supplement, there are no other amendments to the Note, and all of the other forms, terms and provisions of the Note remain in full force and effect.


               4.3 This Supplement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                            [signature page follows]

               IN WITNESS WHEREOF, each of the parties hereto has executed this Supplement or has caused this Supplement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.






COMPANY:                                                   PURCHASER:

IT&E INTERNATIONAL GROUP, INC.                             LAURUS MASTER FUND, LTD.


By:      /s/ Peter Sollenne                            By:      /s/ Eugene Grin
         -------------------------------                        -------------------------------
Name:    Peter Sollenne                                Name:    Eugene Grin
         -------------------------------                        -------------------------------
Title:   Chief Executive Officer                       Title:   Director
         -------------------------------                        -------------------------------

EXHIBIT A

               AMENDED AND RESTATED SECURED CONVERTIBLE TERM NOTE





THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT&E INTERNATIONAL GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


               AMENDED AND RESTATED SECURED CONVERTIBLE TERM NOTE
               --------------------------------------------------

         FOR VALUE RECEIVED, IT&E INTERNATIONAL GROUP, INC., a California corporation (the "Company"), hereby promises to pay to LAURUS MASTER FUND, LTD., M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Purchaser") or its registered assigns or successors in interest, on order, the sum of Five Million Dollars ($5,000,000), together with any accrued and unpaid interest hereon, on October 18, 2007 (the "Maturity Date") if not sooner paid. The original principal amount of this Note is subject to amortizing payments pursuant to Section 1.2 hereof is hereinafter referred to as the "Amortizing Principal Amount" This Note amends and restates in its entirety, and is given in substitution for and not in satisfaction of that certain promissory note in the original principal amount of $5,000,000 issued by the Company in favor of the Holder on October 18, 2004.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchaser (the "Purchase Agreement").

         The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

         1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.12 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two and one half percent (2.50%). The Interest Rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to
Section 1.1(b) hereof, the Interest Rate shall not be less than seven and one quarter percent (7.25%). Interest shall be calculated on the basis of a 360 day year. Interest on the Amortizing Principal Amount shall be payable monthly, in arrears, commencing on November 1, 2004 and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

         1.1 (b) Interest Rate Adjustment. The Interest Rate shall be subject to adjustment on the last business day of each month hereafter until the Maturity Date (each a "Determination Date"). If on any Determination Date the Company shall have registered under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock underlying each of the conversion of this Note and the exercise of the Warrant issued on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price if the Company shall have listed the shares of Common Stock underlying each of the conversion of this Note and the exercise of the Warrant on the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market for trading on such any such exchange. If on any Determination Date the Company shall have registered under the Securities Act the shares of Common Stock underlying the conversion of this Note and the exercise of the Warrant on a registration statement declared effective by the SEC, and the Market Price of the Common Stock as reported by Bloomberg, L.P. on the NASD Over the Counter Bulletin Board for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

         1.2 Minimum Monthly Principal Payments. Amortizing payments of the outstanding principal amount of this Note shall begin on September __, 2005 and shall recur on each succeeding Repayment Date thereafter through and including the Maturity Date until the Amortizing Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Company shall make payments to the Purchaser in the amount of $176,923.08 (the "Monthly Principal Amount"), together with any accrued and unpaid interest then due on such portion of the Amortizing Principal Amount plus any and all other amounts which are then due and owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

                                   ARTICLE II
                              CONVERSION REPAYMENT

         2.1 (a) Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount (or a portion thereof of such Monthly Amount if such portion of the Monthly Amount would have been converted into shares of Common Stock but for
Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Company shall pay the Purchaser an amount equal to one hundred three percent (103%) of the Monthly Amount due and owing to the Purchaser on the Repayment Date in cash. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to
Section 2.1(b), the number of such shares to be issued by the Company to the Purchaser on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "Fixed Conversion Price" means $0.2445.

                  (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2 and 3.2 hereof, the Purchaser shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Repayment according to the following guidelines (collectively, the "Conversion Criteria"): (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Notice Date shall be greater than or equal to 110% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) day trading period immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, the Purchaser shall convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that the Purchaser has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria, shall be paid by the Company in cash at the rate of 103% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of the applicable Repayment Date.

                   (c) Application of Conversion Amounts. Any amounts converted by the Purchaser pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued interest on the Amortizing Principal Amount, and (iii) third, the Amortizing Principal Amount.

         2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless
(a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144 of the Securities Act and under the registration, permit or qualification requirements of all applicable state securities laws, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Purchaser in whole or in part at the Purchaser's option.

         2.3 Optional Redemption of Amortizing Principal Amount. The Company will have the option of prepaying the outstanding Amortizing Principal Amount ("Optional Amortizing Redemption"), in whole or in part, by paying to the Purchaser a sum of money equal to one hundred twenty five percent (125%) of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Purchaser arising under this Note, the Purchase Agreement or any Related Agreement (the "Amortizing Redemption Amount") on the Amortizing Redemption Payment Date (as defined below). The Company shall deliver to the Purchaser a notice of redemption (the "Notice of Amortizing Redemption") specifying the date for such Optional Amortizing Redemption (the "Amortizing Redemption Payment Date"), which date shall be not less than seven (7) business days after the date of the Notice of Amortizing Redemption (the "Redemption Period"). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Purchaser has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Purchaser pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Purchaser's conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Purchaser. In the event the Company fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.


         2.4 Mandatory  Conversion.  Subject to Sections 2.2 and 3.2 hereof,  if
(i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days and is greater than or equal to 400% of the Fixed Conversion Price, the Company may deliver a written notice to the Purchaser (a "Mandatory Conversion Notice") requiring the conversion into Common Stock of all or a portion of the outstanding Principal Amount, provided however, that the amount of such conversion set forth in the Mandatory Conversion Notice does not exceed twenty percent (20%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) day trading period immediately preceding the date of the applicable Mandatory Conversion Notice (the "Mandatory Conversion Criteria"). If the Mandatory Conversion Criteria are not met, the Purchaser shall convert only such portion of the outstanding Principal Amount that meets the Mandatory Conversion Criteria.

                                   ARTICLE III
                                CONVERSION RIGHTS

         3.1. Purchaser's Conversion Rights. Subject to Section 2.2, the Purchaser shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note (the "Principal Amount"), together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article
III. The Purchaser may exercise such right by delivery to the Company of a written Notice of Conversion pursuant to Section 3.3. The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares."

         3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Purchaser shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between 4.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by such Purchaser or issuable upon exercise of Warrants held by such Purchaser. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Purchaser may void the
Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Company or without any notice requirement upon an Event of Default.

         3.3 Mechanics of Purchaser's Conversion. (a) In the event that the Purchaser elects to convert any amounts outstanding under this Note into Common Stock, the Purchaser shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Purchaser shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date". A form of Notice of Conversion to be employed by the Purchaser is annexed hereto as Exhibit A.

                  (b) Pursuant to the terms of a Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Company's transfer agent, within one (1) business day of the date of the delivery to Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Purchaser by crediting the account of the Purchaser's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Purchaser shall be treated for all purposes as the record Purchaser of such shares of Common Stock, unless the Purchaser provides the Company written instructions to the contrary.

         3.4      Conversion Mechanics.

                  (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding obligations under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions (i) first, of the Monthly Amount for the current calendar month, and (ii) then of outstanding Amortizing Principal Amount, by applying the conversion amount to Monthly Principal Amounts for the remaining Repayment Dates in chronological order.

                  (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion are subject to adjustment from time to time upon the occurrence of certain events, as follows:

                           A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           B. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                           C. Share Issuances. Subject to the provisions of this
         Section 3.4, if the Company shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Purchaser (except (i) pursuant to Subsections A or B above;
         (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Purchaser in writing; or
         (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

                           D. Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

         3.5 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall (in exchange for presentation of the Note for cancellation by the Company), at the written request of the Purchaser, be issued by the Company to the Purchaser for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid. Subject to the provisions of Article IV, the Company will pay no costs, fees or any other consideration to the Purchaser for the production and issuance of a replacement Note.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

           Upon the occurrence and continuance of an Event of Default beyond any applicable cure or grace period, the Purchaser may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Purchaser shall be the sum of (i) 125% of the outstanding Amortizing Principal Amount l of the Note (such amount to include accrued and unpaid interest and fees, if any) (the "Default Payment"). The Default Payment shall be applied first to any fees due and payable to Purchaser pursuant to this Note, the Purchase Agreement or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

         The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "Event of Default":

         4.1 Failure to Pay Principal, Interest or other Fees. (i) The Company fails to pay when due, any installment of principal, interest or other fees hereon in accordance herewith , or (ii) the Company fails to pay, when due, any amount due (in excess of $100,000 in the aggregate at any time outstanding) under any other promissory note issued by the Company and in any such case, such failure shall continue for a period of three (3) days following the date such payment was due .

         4.2 Breach of Covenant. The Company breaches any covenant or any other term or condition of this Note, the Purchase Agreement or any Related Agreement in any material respect, and, in any such case, such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

         4.3 Breach of Representations and Warranties. Any representation or warranty made by the Company in this Note, the Purchase Agreement or any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

         4.4 Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $100,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

         4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Company, or if against the Company, such proceedings shall not dismissed within thirty (30) days.

         4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty
(30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

         4.8 Failure to Deliver Common Stock or Replacement Note. The Company shall fail (i) to timely deliver Common Stock to the Purchaser pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to Purchaser within seven
(7) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

         4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness in excess of $100,000 that causes acceleration of such indebtedness.

         4.10 Change in Control. There shall be a change in control in the record or beneficial ownership of an aggregate of more than forty percent (40%) of the outstanding Common Stock, in one or more transactions, compared to the ownership of outstanding shares of Common Stock on the date hereof, without the prior written consent of Holder, which consent shall not be unreasonably withheld (other than the sale of the Borrower's equity securities in a public offering or to venture capital or other private equity investors so long as the Borrower identifies and advises Holder prior to the closing of the investment or to strategic investors so long as Borrower identifies the strategic investor prior to the closing of the investment or issuances to the Holder) unless in the event the Company shall dissolve, liquidate or merge with any other person or entity, the Company is the surviving entity or the successor entity is solvent and expressly assumes all of the duties and obligations of the Company and its Subsidiaries under this Agreement and Related Agreements.

                           DEFAULT RELATED PROVISIONS

         4.11 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to one and one half percent (1.50%) per month and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue such additional interest from the date of such Event of Default until the date such Event of Default is cured or waived.

         4.12  Conversion  Privileges.  The  conversion  privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

         4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Purchaser hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Purchaser at the address provided in the Purchase Agreement for such Purchaser, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Company pursuant to the Purchase Agreement.

         5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

         5.4 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns, and may be transferred by the Purchaser only in accordance with the requirements of the Purchase Agreement and all applicable federal and state securities laws. This Note shall not be assigned by the Company without the consent of the Purchaser.

         5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to Purchaser, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Purchaser.

         5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

         5.7 Security Interest. The Purchaser of this Note has been granted a security interest in certain assets of the Company more fully described in a Master Security Agreement dated as of October 18, 2005.

         5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         5.9 Cost of Collection. If default is made in the payment of this Note, the Company shall pay to Purchaser reasonable costs of collection, including reasonable attorney's fees.

       [Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of this 29th day of July 2005.

                                          IT&E INTERNATIONAL GROUP, INC.


                                          By: /s/ Peter Sollenne
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the Purchaser in order to convert all or part of the Note into Common Stock)

[Name and Address of Purchaser]


The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Amended and Restated Convertible Term Note issued by IT&E INTERNATIONAL GROUP, INC. dated July __, 2005 by delivery of Shares of Common Stock of IT&E INTERNATIONAL GROUP, INC. on and subject to the conditions set forth in Article III of such Note.


1.       Date of Conversion
                                    -----------------------
2.       Shares To Be Delivered:
                                    -----------------------


                                            By:    -----------------------
                                            Name:  -----------------------
                                            Title: -----------------------